EXHIBIT 17

Independent Directors of 23andMe Resign from Board

September 17, 2024

SOUTH SAN FRANCISCO, Calif., Sept. 17, 2024 (GLOBE NEWSWIRE) — The independent directors of the Board of 23andMe Holding Co. (Nasdaq: ME), today sent the following letter to Anne Wojcicki, Chief Executive Officer, Co-Founder, and Chair of the Board of Directors of 23andMe, in which the independent directors have provided their resignation from the Board, effective immediately:

Dear Anne,

We, the independent directors of the 23andMe Board, hereby tender our resignations, effective immediately.

After months of work, we have yet to receive from you a fully financed, fully diligenced, actionable proposal that is in the best interests of the non-affiliated shareholders. We believe the Special Committee and the Board have provided ample time for you to submit such a proposal. That we have not seen any notable progress over the last 5 months leads us to believe no such proposal is forthcoming. The Special Committee is therefore unwilling to consider further extensions, and the Board agrees with the Special Committee’s determination.

While we continue to wholeheartedly support the Company’s mission and believe deeply in the value of the personalized health and wellness offering that you have articulated, it is also clear that we differ on the strategic direction for the Company going forward. Because of that difference and because of your concentrated voting power, we believe that it is in the best interests of the Company’s shareholders that we resign from the Board rather than have a protracted and distracting difference of view with you as to the direction of the Company.

We are proud of what 23andMe has achieved in pioneering direct access to genetic information, and we have been honored to have had the opportunity to be part of those efforts.

Sincerely,

/s/

Roelof Botha, Patrick Chung, Sandra Hernández, M.D., Neal Mohan, Valerie Montgomery Rice M.D., Richard Scheller, Ph.D., Peter J. Taylor

About 23andMe

23andMe is a genetics-led consumer healthcare and biopharmaceutical company empowering a healthier future. For more information, please visit www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Contact

Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449